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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): NOVEMBER 16, 1998

                                  PROVANT, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                000-23989                  04-3395167
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 (State of incorporation         (Commission               (IRS Employer
     or organization)            File Number)            Identification No.)

         67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (617) 261-1600

                                       N/A
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         (Former name or former address, if changed since last report.)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 16, 1998, PROVANT, Inc. acquired by merger Gulliver
Ritchie Associates, Inc. ("GRA") for an aggregate purchase price of $10.0 million, composed of $4.5 million in cash and 423,075 shares of common stock.
In addition, the former stockholders of GRA will be entitled to receive contingent consideration of up to $15.0 million if GRA's average annual earnings before interest and taxes for the three-year period ending June 30, 2001 exceed a specified base amount. The cash portion of the purchase price for GRA was funded from cash flow from operations and borrowings from PROVANT's credit facility. The purchase price paid by PROVANT in the acquisition was determined as the result of arm's-length negotiations between PROVANT and the principal stockholders of GRA. GRA, based in Norcross, Georgia, is a producer of interactive multimedia training programs and electronic support systems for business and industry.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS.

         None.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     PROVANT, INC.

                                     By: /s/ Rajiv Bhatt
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                                         Rajiv Bhatt, Senior Vice President,
                                         Treasurer and Chief Accounting Officer

Date: November 30, 1998



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